UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 19, 2015

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-36132 (Commission File Number)	90-1005472 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 19, 2015, Plains All American Pipeline, L.P. (“PAA” or “Plains”), a subsidiary of Plains GP Holdings, L.P., experienced a crude oil release from its 24-inch Las Flores to Gaviota Pipeline (Line 901) in Santa Barbara County, California.  The pipeline was transporting crude oil from third party storage tanks located in Las Flores Canyon to Plains’ Gaviota Pump Station.  Some of the released oil reached a drainage culvert leading to the Pacific Ocean at the Refugio State Beach and impacted the ocean water and the local shoreline.  Plains shut down the pipeline and initiated its emergency response plan.  No human injuries have been reported, but there have been reports of impacts to wildlife.  The cause of the leak is being investigated and although the exact amount of released oil has not yet been finally determined, Plains currently estimates that the amount of released crude oil could be as high as approximately 2,400 barrels.

PAA is working closely with local, state and federal government agencies and first responders to clean up and remediate the affected areas.  On May 21, 2015, Plains received a corrective action order from the United States Department of Transportation’s Pipeline and Hazardous Materials Safety Administration (“PHMSA”) requiring Plains to shut down, purge, review, remediate and test the pipeline.  Among other requirements, the order also obligates Plains to conduct a root cause failure analysis and present remedial work plans and restart plans to PHMSA prior to returning the line to service.  PAA fully intends to comply with the PHMSA order and to cooperate with any other governmental investigations relating to or arising out of the release.

At this time, the costs to be incurred by Plains in connection with this incident, and the extent of any civil, regulatory or criminal proceedings that may be brought, are not reasonably capable of estimation or determination.  PAA maintains insurance coverage for these types of releases and we expect such coverages will respond subject to the applicable terms and deductibles.

Interested parties may visit www.plainsline901response.com for updates from Plains regarding the Line 901 release. Updates on the efforts of the Unified Command to investigate and remedy the release are available by visiting www.plainsupdate.com.  Both links are also accessible through the Plains website at www.plainsallamerican.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: May 26, 2015	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President